Exhibit 2.1
                            STOCK EXCHANGE AGREEMENT


                                       and


                             PLAN OF REORGANIZATION


                                      AMONG


                              SEQUIAM CORPORATION,


                                       AND


                       SHAREHOLDERS OF BREKEL GROUP, INC.


                                  June 17, 2002

                                TABLE OF CONTENTS


1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.  Share Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

3.  Representations and Warranties Concerning Transaction . . . . . . . .   7

4.  Representations and Warranties Concerning Target and Its Subsidiaries  15

5.  Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . .  23

6.  Post-Closing Covenants. . . . . . . . . . . . . . . . . . . . . . . .  25

7.  Conditions to Obligation to Close . . . . . . . . . . . . . . . . . .  26

8.  Remedies for Breaches of This Agreement . . . . . . . . . . . . . . .  29

9.  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

10. Termination.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

11. Acknowledgements. . . . . . . . . . . . . . . . . . . . . . . . . . .  33

12. Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Schedules and Exhibits:
----------------------

Schedule I Exceptions to Sellers' Representations and Warranties Concerning Transaction
Schedule II Exceptions to Buyer's Representations and Warranties Concerning Transaction
Schedule III Disclosure Schedule (Exceptions to Representations and Warranties Concerning Target and Its Subsidiaries)

Exhibit  A      Buyer's  Financial  Statements
Exhibit  B      Target's  Financial  Statements
Exhibit  C      Closing  Agenda

                            STOCK EXCHANGE AGREEMENT
                            ------------------------

STOCK  EXCHANGE  AGREEMENT

     This Stock Exchange Agreement and Plan of Reorganization (this "Agreement") is entered into as of June 17, 2002, by and among SEQUIAM CORPORATION, a California corporation ("Buyer"), and each of the undersigned shareholders of
                           -----
BREKEL  GROUP,  INC.,  a Delaware corporation (each a "Seller" and collectively,
                                                       ------
"Sellers"),  with  reference  to  the  following  facts:
 -------

     A. Each Seller owns that number of shares of common stock of Brekel Group, Inc., a Delaware corporation ("Target") as set forth below such Seller's
                                       ------
signature  to  this  Agreement.

     B. This Agreement contemplates a transaction in which Buyer shall acquire by exchange from Sellers, between eighty and one hundred percent (80% - 100%) of all of the outstanding capital stock of Target in return for the Exchange Shares (as hereinafter defined), at an exchange rate of 1:1.

     C.     Buyer  and  Sellers  are  referred  to  collectively  herein  as the
"Parties."
---------

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Definitions.
-----------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
      -------------------
under  the  Securities  Act.

     "Adverse  Consequences"  means  all  actions, suits, proceedings, hearings,
      ---------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate"  has  the  meaning  set  forth in Rule 12b-2 of the regulations
      ---------
promulgated  under  the  Securities  Exchange  Act.

     "Affiliated  Group"  means  any affiliated group within the meaning of Code
      -----------------
Sec.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Applicable  Rate"  means the LIBOR rate of interest published from time to
      ----------------
time  by  the  Wall  Street  Journal  plus  2%  per  annum.

     "Buyer"  has  the  meaning  set  forth  in  the  preface  above.
      -----

     "Closing"  has  the  meaning  set  forth  in  Sec.2(c)  below.
      -------

     "Closing Agenda" shall mean the Closing Agenda attached hereto as Exhibit C
      --------------

     "Closing  Date"  has  the  meaning  set  forth  in  Sec.2(c)  below.
      -------------

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.
      ----

     "Confidential  Information" means any information concerning the businesses
      -------------------------
and affairs of the Target and its Subsidiaries that is not already generally available to the public.

     "Employee  Benefit Plan" means any "employee benefit plan" (as such term is
      ----------------------
defined in ERISA Sec.3(3)) and any other material employee benefit plan, program or arrangement of any kind.

     "Employee  Pension  Benefit  Plan"  has  the  meaning  set  forth  in ERISA
      --------------------------------
Sec.3(2).

     "Employee  Welfare  Benefit  Plan"  has  the  meaning  set  forth  in ERISA
      --------------------------------
Sec.3(1).

     "Environmental,  Health,  and  Safety Requirements" shall mean all federal,
      -------------------------------------------------
state, local, and foreign statutes, regulations, ordinances, and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances, or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

     "ERISA"  means  the  Employee  Retirement  Income  Security Act of 1974, as
      -----
amended.

     "ERISA  Affiliate"  means  each entity that is treated as a single employer
      ----------------
with  the  Target  for  purposes  of  Code  Sec.414.

     "Escrow  Agent"  shall  have the meaning set forth in Sec.1.1.1.1(c) below.
      -------------

     "Exchange  Shares" means the shares of Buyer's common stock to be issued to
      ----------------
the  Sellers  at  Closing.

     "Fiduciary"  has  the  meaning  set  forth  in  ERISA  Sec.3(21).
      ---------

     "Financial  Statement"  means  audited  or  unaudited,  as the case may be,
      --------------------
consolidated balance sheets and statement of income, changes in stockholder's equity, and cash flow prepared in accordance with GAAP.

     "FIRPTA  Affidavit"  has  the  meaning  set  forth  in  Sec.7(a)  below.
      -----------------

     "GAAP"  means  United States generally accepted accounting principles as in
      ----
effect  from  time  to  time,  consistently  applied.

     "Income  Tax"  means  any  federal,  state,  local,  or foreign income tax,
      -----------
including  any  interest, penalty, or addition thereto, whether disputed or not.

     "Income  Tax  Return"  means  any  return,  declaration,  report, claim for
      -------------------
refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Indemnified  Party"  has  the  meaning  set  forth  in  Sec.8(d)  below.
      ------------------

     "Indemnifying  Party"  has  the  meaning  set  forth  in  Sec.8(d)  below.
      -------------------

     "Intellectual  Property"  means  all  of  the following in any jurisdiction
      ----------------------
throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goods associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation under the
      ---------
circumstances.

     "Law"  means  any constitution, statute, code, ordinance, regulation, rule,
      ---
injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court.

     "Lease  Consents"  means any and all written consents for the assignment of
      ---------------
each  of  the  Leases  as may be required or advisable under each of the Leases.

     "Leased  Real  Property"  means  all  leasehold or subleasehold estates and
      ----------------------
other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by any of Target or its Subsidiaries.

     "Leases"  means  all  leases,  subleases,  licenses,  concessions and other
      ------
agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which any of Buyer, Target or its Subsidiaries holds any Leased Real Property.

     "Lien"  means  any  mortgage,  pledge,  lien, encumbrance, charge, or other
      ----
security interest, other than (a) liens for taxes not yet due and payable, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Material  Adverse Effect" or "Material Adverse Change" means any effect or
      ------------------------      -----------------------
change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Target and its Subsidiaries, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby.

     "Material  Contracts" means, with respect to Buyer and its Subsidiaries, or
      -------------------
Target and its Subsidiaries, the burden and benefit of and the right, title and interest of such Party in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, either (a) between such party and any of its officers, directors or shareholders, or their Affiliates,
(b) between such party and any other party, including any Seller (except as between any Seller and any other Seller where such agreement is not related to Target or its Subsidiaries), or (c) to which Buyer, Target or any of their respective Subsidiaries is entitled and whereby such party is or could be obligated to pay or entitled to receive the sum of $10,000 or more (in any form) including, without limitation, any partnership or joint venture agreement, options, warrants, pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, leases, confidentiality agreements, licenses, any agreements with employees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others, any agreement under which the consequences of default or termination could have a Material Adverse Effect, or other agreements which cannot be terminated without liability on not more than one month's notice, including, without limitation, those contracts listed in Sec.4(o) of the Disclosure Schedule.

     "Most  Recent  Balance  Sheet" means the balance sheet contained within the
      ----------------------------
Most  Recent  Financial  Statements.

     "Most  Recent  Financial Statements" means the Financial Statements for the
      ----------------------------------
Most  Recent  Fiscal  Quarter  End.

     "Most  Recent  Fiscal  Quarter End" means the quarter ended March 31, 2002.
      ---------------------------------

     "Most  Recent  Fiscal  Year  End"  means the fiscal year ended December 31,
      -------------------------------
2001.

     "Multiemployer  Plan"  has  the  meaning  set  forth  in  ERISA  Sec.3(37).
      -------------------

     "Ordinary  Course  of  Business"  means  the  ordinary  course  of business
      ------------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Owned  Real  Property"  means  all  land,  together  with  all  buildings,
      ---------------------
structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by Target and its Subsidiaries.

     "Party"  has  the  meaning  set  forth  in  the  preface  above.
      -----

     "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation.
      ----

     "Person"  means  an  individual,  a  partnership,  a  corporation,  limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited  Transaction"  has  the  meaning set forth in ERISA Sec.406 and
      -----------------------
Code  Sec.4975.

     "Real  Property"  means  Owned  Real  Property  and  Leased  Real Property,
      --------------
collectively.

     "Reportable  Event"  has  the  meaning  set  forth  in  ERISA  Sec.4043.
      -----------------

     "Requisite  Sellers" means Sellers collectively holding all at least eighty
      ------------------
percent  (80%)  of  the  issued  and  outstanding  Target  Shares.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------------

     "Securities  Exchange  Act"  means  the Securities Exchange Act of 1934, as
      -------------------------
amended.

     "Seller"  has  the  meaning  set  forth  in  the  preface  above.
      ------

     "Subsidiary"  means,  with  respect to any Person, any corporation, limited
      ----------
liability  company,  partnership, association, or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

     "Systems"  means  the computer software, computer hardware (whether general
      -------
or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services.

     "Target"  has  the  meaning  set  forth  in  the  preface  above.
      ------

     "Target  Share"  means any share of the common stock, par value $0.0001 per
      -------------
share,  of  Target.

     "Target  Shareholder"  means  a  record  owner  of  common stock of Target.
      -------------------

     "Tax"  means  any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax  Benefit"  has  the  meaning  set  forth  in  Sec.8(e)  below.
      ------------

     "Tax  Return"  means  any return, declaration, report, claim for refund, or
      -----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third  Party  Claim"  has  the meaning set forth in Sec.1.1.1.1(cc) below.
      -------------------

SHARE  EXCHANGE.
---------------

          (a)     Target  Shares.  On and subject to the terms and conditions of
                  --------------
this Agreement, Buyer shall acquire from each Seller, and each Seller shall transfer and assign to Buyer at Closing, all of such Seller's Target Shares in exchange for an equal number of Exchange Shares, as further specified below in this Sec.2.

          (b)     Exchange  Shares.  On  and subject to the terms and conditions
                  ----------------
of this Agreement, each Seller shall acquire from Buyer, and Buyer shall issue to such Seller at Closing, one (1) Exchange Share for each one (1) Target Share transferred and assigned by such Seller to Buyer, as further specified in this Sec.2.

          (c)     Closing.  Subject  to satisfaction or waiver of all conditions
                  -------
to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties shall take at Closing itself), closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lee, Goddard &
                  -------
Duffy,  LLP  (the "Escrow Agent") located at 18500 Von Karman Avenue, Suite 700,
                   ------------
Irvine, California, commencing at 10:00 a.m. local time on July 9, 2002 (the "Closing Date"). The Closing Date may be extended by Buyer for up to thirty
 -------------
(30)  days  by  delivery  of  written notice to each of the Target Shareholders.

          (d)     Deliveries  at  Closing.  All  documents  to  be  delivered at
                  -----------------------
Closing shall be delivered to Escrow Agent to be held and delivered in accordance with the Closing Agenda. Prior to Closing, (i) each Seller shall deliver to Escrow Agent the various certificates, instruments, and documents referred to in Sec.7(a) below, (ii) Buyer shall deliver to Escrow Agent the various certificates, instruments, and documents referred to in Sec.7(b) below,
(iii) each Seller shall deliver to Escrow Agent original stock certificates representing all of such Seller's Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer shall deliver to Escrow Agent stock certificates representing such Seller's Exchange Shares specified in Sec.2(b) above.

REPRESENTATIONS  AND  WARRANTIES  CONCERNING  TRANSACTION.
---------------------------------------------------------

          (e)     Sellers'  Representations  and  Warranties.  Each  Seller
                  ------------------------------------------
represents and warrants to Buyer that to such Seller's Knowledge, the statements contained in this Sec.3(a) are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Sec.3(a)) with respect to himself, herself, or itself, except as set forth by such Seller in Schedule I attached hereto.
                                              -----------

     (i)     Organization  of Certain Sellers.  Such Seller (if a corporation or
             ---------------------------------
          other entity) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation).
     (ii)     Authorization  of  Transaction.  Such  Seller  has  full power and
              -------------------------------
          authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform his, her, or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by such Seller.
     (iii)     Noncontravention.  Neither the execution and the delivery of this
               -----------------
          Agreement, nor the consummation of the transactions contemplated hereby, shall (A) violate any Law to which such Seller is subject or, if such Seller is an entity, any provision of its charter, bylaws or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he, she, or it is bound or to which any of such Seller's assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to the Target Shares.
     (iv)     Brokers'  Fees.  Such Seller has no liability or obligation to pay
              ---------------
          any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.
     (v)     Investment.  Such  Seller  (A) understands that the Exchange Shares
             -----------
          have not been, and shall not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Exchange Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Exchange Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Exchange Shares, and (F) is an Accredited Investor for the reasons set forth on Schedule I.
                                                                   -----------
     (vi)     Target  Shares.  Such Seller holds of record and owns beneficially
              ---------------
          the number of Target Shares set forth below his, her, or its signature to this Agreement, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of Target (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target.

          (f)     Buyer's  Representations and Warranties.  Buyer represents and
                  ---------------------------------------
warrants to Sellers that the statements contained in this Sec.3(b) are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Sec.3(b)), except as set forth in Schedule II attached hereto.
                ------------

     (i)     Organization  of  Buyer.  Buyer  is a corporation (or other entity)
             ------------------------
          duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation).
     (ii)     Authorization  of Transaction.  Buyer has full power and authority
              ------------------------------
          (including  full  corporate  or  other  entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.
     (iii)     Noncontravention.  Neither the execution and the delivery of this
               -----------------
          Agreement, nor the consummation of the transactions contemplated hereby, shall (A) violate any Law to which Buyer is subject or any provision of its charter, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.
     (iv)     Brokers'  Fees.  Buyer  has  no liability or obligation to pay any
              ---------------
          fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.
     (v)     Investment.  Buyer is not acquiring Target Shares with a view to or
             -----------
          for sale in connection with any distribution thereof within the meaning of the Securities Act.

     (vi)     Reporting Requirements.  Buyer's common stock is traded on the OTB
              ----------------------
          Bulletin Board under trading symbol SQUM. Buyer has filed all of its periodic reports required under the Securities Exchange Act.
     (vii)     Financial  Statements.  Attached  hereto  as  Exhibit  A  are the
               ---------------------                         ----------
          following Financial Statements of Buyer and its Subsidiaries: (A) audited Financial Statements of as of and for the Most Recent Fiscal Year End for Buyer and its Subsidiaries; and (B) unaudited Financial
                                                                       ---------
          Statements as  of and for the Most Recent Fiscal Quarter End for Buyer
          ----------                    ------------------------------
          and its Subsidiaries. The Financial Statements (including the notes thereto) for Buyer and its Subsidiaries have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Buyer and its Subsidiaries as of such dates and the results of operations of Buyer and its

          Subsidiaries for such periods, provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which shall not be material individually or in the aggregate) and lack footnotes and other presentation items. The Financial Statements are correct and complete and consistent with the books and records of Buyer and its Subsidiaries.
     (viii)     Events  Subsequent  to  Most  Recent Fiscal Year End.  Since the
                ----------------------------------------------------
          Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

                    (A) none of Buyer and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                    (B) none of Buyer and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                    (C) no party (including any of Buyer and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of Buyer and its Subsidiaries is a party or by which any of them is bound;

                    (D) none of Buyer and its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible;

                    (E) none of Buyer and its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                    (F) none of Buyer and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                    (G) Neither Buyer nor any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $100,000.00 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                    (H) none of Buyer and its Subsidiaries has transferred, assigned, or granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                    (I) there has been no change made or authorized in the charter or bylaws of any of Buyer and its Subsidiaries, except as set forth in Section (viii)(I) of Schedule II;

                    (J) none of Buyer and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                    (K) none of Buyer and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                    (L) none of Buyer and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (M) none of Buyer and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                    (N) none of Buyer and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (O) none of Buyer and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                    (P) none of Buyer and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (Q) none of Buyer and its Subsidiaries has made any loans or advances of money; and

                    (R) none of Buyer and its Subsidiaries has committed to any of the foregoing.

               (ix) Undisclosed  Liabilities. None of Buyer and its Subsidiaries
                    -------------------------
                    has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (A) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business.

               (x)  Legal  Compliance.  Each  of  Buyer and its Subsidiaries has
                    ------------------
                    complied with all applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

               (xi) Tax  Matters.
                    -------------

                    (A) Each of Buyer and its Subsidiaries has filed all federal Income Tax Returns and all other material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by any of Buyer and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Buyer and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Buyer or any of its Subsidiaries.

                    (B) There is no material dispute or claim concerning any Tax liability of any of Buyer and its Subsidiaries either (1) claimed or raised by any authority in writing or (2) as to which Buyer and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

                    (C) Buyer will make available upon written request, to each Seller correct and complete copies of all federal, state, local and foreign Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of Buyer and its Subsidiaries since the tax year ending December 31, 2000. None of Buyer and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                    (D) None of Buyer and its Subsidiaries is a party to or bound by any tax allocation or sharing agreement. None of Buyer and its Subsidiaries (1) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was Buyer) or (2) has any liability for the Taxes of any Person (other than any of Buyer and its Subsidiaries) under Reg. Sec.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                    (E) The unpaid Taxes of Buyer and its Subsidiaries (1) did not, as of the Most Recent Fiscal Quarter End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (2) shall not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Buyer and its Subsidiaries in filing their Tax Returns.

     (xii) Real Property. The Real Property known as 300 Sunport Lane, Orlando,
           --------------
          Florida, is the only parcel of Real Property used or intended to be
                                         -------------
          used in the business of Buyer and its Subsidiaries; and none of Buyer or its Subsidiaries is a party to any agreement or option to purchase any other real property or interest therein.

     (xiii) Intellectual Property.
            ----------------------

                    (A) None of Buyer and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of Buyer and the directors and officers of Buyer and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Buyer and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of Buyer and its Subsidiaries in any material respect.

                    (B) With respect to each item of Intellectual Property included as an asset on Buyer's Most Recent Balance Sheet:

1. Buyer and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction except as specifically disclosed in the Notes to Buyer's Most Recent Financial Statements;

2. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

3. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

4. none of Buyer and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                    5. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                    6. no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

                    7. none of Buyer and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                    8. no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Buyer or its Subsidiaries, including without limitation, a failure by Buyer or its Subsidiaries to pay any required maintenance fees).

     (xiv)     Tangible  Assets.  The buildings, machinery, equipment, and other
               ----------------
          tangible assets that Buyer and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).
     (xv)     Contracts.  With  respect  to  each  Material  Contract:  (A)  the
              ---------
          agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.
     (xvi)     Notes  and Accounts Receivable. All notes and accounts receivable
               ------------------------------
          of Buyer and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and shall be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations  and  transactions  through  the Closing Date in accordance with  the  past  custom  and  practice  of Buyer and its Subsidiaries.
     (xvii)     Powers of Attorney.  There are no material outstanding powers of
                ------------------
          attorney executed on behalf of any of Buyer and its Subsidiaries. (xviii) Litigation. Neither Buyer nor its Subsidiaries (A) is subject
                 ----------
          to any outstanding injunction, judgment, order, decree, ruling, or charge or (B) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.
     (xix)     Product Warranty. Substantially all of the products manufactured,
               ----------------
          sold, leased, and delivered by Buyer and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of Buyer and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Buyer and its Subsidiaries. Substantially all of the products manufactured, sold, leased, and delivered by Buyer and its Subsidiaries are subject to standard terms and conditions of sale or lease.
     (xx)     Product  Liability.  None  of  Buyer  and its Subsidiaries has any
              ------------------
          material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of Buyer and its Subsidiaries.
     (xxi)     Employees.  No  executive,  key employee, or significant group of
               ---------
          employees  plans  to  terminate  employment  with any of Buyer and its
          Subsidiaries during the next 12 months. None of Buyer and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Buyer and its Subsidiaries has committed any material unfair labor practice. There are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect  to  employees  of  any  of  Buyer  and  its  Subsidiaries.
     (xxii)     Employee  Benefits.
                ------------------

                    (A) Neither Buyer nor any of its Subsidiaries currently has any.

                    (B)     None  of  Buyer,  its  Subsidiaries,  and  any ERISA
Affiliate contributes to, has any obligation to contribute to, or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA Sec.4201), under or with respect to any Multiemployer Plan.

                    (C) None of Buyer and its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees of the Buyer or any of its Subsidiaries (or any spouse or other dependent thereof) other than in accordance with COBRA.

     (xxii)     Guaranties.  None  of  Buyer and its Subsidiaries is a guarantor
                ----------
          or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.
     (xxiv)     Environmental,  Health,  and Safety Matters.  Each of Buyer, its
                -------------------------------------------
          Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements. None of Buyer, its Subsidiaries, or their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.
     (xxv)     Business  Continuity.  None  of  the  Systems that are used by or
               --------------------
          relied on by Buyer and/or its Subsidiaries in the conduct of their respective businesses have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by Buyer or its Subsidiaries, and none of such
          Systems have been sold or transferred. Each of Buyer and its Subsidiaries is covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of Buyer's and its Subsidiaries' respective businesses.
     (xxvi)     Certain  Business Relationships With Buyer and Its Subsidiaries.
                ---------------------------------------------------------------
          None of Sellers, their Affiliates, Sellers' directors, officers, employees, and shareholders and Buyer's and its Subsidiaries' directors, officers, employees, and shareholders have been involved in any material business arrangement or relationship with any of Buyer and its Subsidiaries within the past 12 months, and none of the Sellers, their Affiliates, Sellers' directors, officers, employees, and shareholders and Buyer's and its Subsidiaries' directors, officers, employees, and shareholders owns any material asset, tangible or intangible, which is used in the business of any of Buyer and its Subsidiaries. (xxvii) Disclosure. The representations and warranties contained in
                 ----------
          this Sec.0(f) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Sec.0(f) not misleading.
     (xxviii)     Customers  and  Suppliers.  Since  the date of the Most Recent
                  -------------------------
          Balance Sheet, no material supplier of Buyer or any its Subsidiaries has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to Buyer or any of its Subsidiaries, and no material customer has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from Buyer or any of its Subsidiaries.


REPRESENTATIONS  AND  WARRANTIES  CONCERNING TARGET AND ITS SUBSIDIARIES.   EACH
------------------------------------------------------------------------
SELLER REPRESENTS AND WARRANTS TO BUYER THAT TO SUCH SELLER'S KNOWLEDGE, THE STATEMENTS CONTAINED IN THIS SEC.4 ARE CORRECT AND COMPLETE AS OF THE DATE OF THIS AGREEMENT AND SHALL BE CORRECT AND COMPLETE AS OF THE CLOSING DATE (AS THOUGH MADE THEN AND AS THOUGH THE CLOSING DATE WERE SUBSTITUTED FOR THE DATE OF THIS AGREEMENT THROUGHOUT THIS SEC.4), EXCEPT AS SET FORTH IN THE DISCLOSURE SCHEDULE ATTACHED HERETO AS SCHEDULE III (THE "DISCLOSURE SCHEDULE"). THE
                                -------------         -------------------
DISCLOSURE SCHEDULE SHALL BE ARRANGED IN PARAGRAPHS CORRESPONDING TO THE LETTERED AND NUMBERED PARAGRAPHS CONTAINED IN THIS SEC.0.

(a)     Organization,  Qualification,  and  Corporate Power.  Each of Target and
        ---------------------------------------------------
its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Sec.4(a) of the Disclosure Schedule lists the directors and officers of each of Target and its Subsidiaries.

(b)     Capitalization.  The  entire authorized capital stock of Target consists
        --------------
of 100,000,000 shares of common stock, $0.0001 par value, of which 21,687,094 Target Shares are issued and outstanding. All of the issued and outstanding
Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Excepts as set forth in the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in the Disclosure
Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Target.

(c)     Noncontravention.  Neither  the  execution  and  the  delivery  of  this
        ----------------
Agreement,  nor  the consummation of the transactions contemplated hereby, shall
(i) violate any Law to which any of such Seller, Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. None of such Seller, Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

(d)     Brokers' Fees.  None of Target and its Subsidiaries has any liability or
        -------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)     Title  to  Assets.  Target and its Subsidiaries have good and marketable
        -----------------
title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(f)     Subsidiaries.  Target's  only  subsidiary  is  Griffin Publishing Group,
        ------------
Inc.,  a  Florida  corporation  ("Griffin").  Griffin  has  one thousand (1,000)
                                  -------
shares of common stock authorized, $0.01 par value, of which one hundred (100) shares are currently issued and outstanding and owned by Target. No preferred shares have been issued. All of the issued and outstanding shares of capital stock of each Subsidiary of Target have been duly authorized and are validly issued, fully paid, and nonassessable. Target and/or one or more of its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Target and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock.
There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Target. None of Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Target except for the Redeemed Shares. Except for the Subsidiaries set forth in Sec.4(f) of the Disclosure Schedule, neither Target nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

(g)     Financial  Statements.  Attached  hereto  as Exhibit B are the following
        ---------------------                        ---------
Financial Statements of Target and its Subsidiaries: (i) unaudited Financial Statements as of and for the Most Recent Fiscal Year for Target and its Subsidiaries; and (ii) unaudited Most Recent Financial Statements for Target and its Subsidiaries. The Financial Statements (including the notes thereto) of Target and its Subsidiaries have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Target and its Subsidiaries as of such dates and the results of operations of Target and its Subsidiaries for such periods, provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which shall not be material individually or in the aggregate) and lack footnotes and other presentation items. The Financial Statements are correct and complete and consistent with the books and records of Target and its Subsidiaries.

(h)     Events Subsequent to Most Recent Fiscal Year End.  Since the Most Recent
        ------------------------------------------------
Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

     (i) none of Target and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;
     (ii) none of Target and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;
     (iii) no party (including any of Target and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of Target and its Subsidiaries is a party or by which any of them is bound;
     (iv) none of Target and its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible;
     (v) none of Target and its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;
     (vi) none of Target and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;
     (vii) Neither Target nor any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $100,000.00 in aggregate indebtedness for borrowed money and capitalized lease obligations;
     (viii) none of Target and its Subsidiaries has transferred, assigned, or granted any license or sublicense of any material rights under or with respect to any Intellectual Property;
     (ix) there has been no change made or authorized in the charter or bylaws of any of Target and its Subsidiaries;
     (x) none of Target and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion,  exchange,  or  exercise)  any  of  its  capital  stock;
     (xi) none of Target and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise  acquired  any  of  its  capital  stock;
     (xii) none of Target and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;
     (xiii) none of Target and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;
     (xiv) none of Target and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such  contract  or  agreement;
     (xv) none of Target and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;
     (xvi)     none  of  Target  and  its  Subsidiaries  has  adopted,  amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);
     (xvii) none of Target and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;
     (xviii)     none  of  Target  and  its  Subsidiaries  has made any loans or advances  of  money;  and
     (xix) none of Target and its Subsidiaries has committed to any of the foregoing.

(i)     Undisclosed  Liabilities.  None  of  Target and its Subsidiaries has any
        ------------------------
material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business.

(j)     Legal Compliance.  Each of Target and its Subsidiaries has complied with
        ----------------
all applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

(k)     Tax  Matters.
        ------------

     (i) Each of Target and its Subsidiaries has filed all federal Income Tax Returns and all other material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by any of Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Target or any of its Subsidiaries.
                    (ii) There  is  no  material dispute or claim concerning any
                         Tax liability of any of Target and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which such Seller of Target and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.
              (iii) Such  Seller have delivered to Buyer, to the extent same are with in such Seller's possession and control, correct and complete copies of all federal, state, local and foreign Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of Target and its Subsidiaries since the tax year ending December 31, 2000. None of Target and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
               (iv) None  of  Target and its Subsidiaries is a party to or bound by  any  tax
                    allocation or sharing agreement. None of Target and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was Target) or (B) has any liability for the Taxes of any Person (other than any of Target and its Subsidiaries) under Reg. Sec.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
     (v) The unpaid Taxes of Target and its Subsidiaries (A) did not, as of the Most Recent Fiscal Quarter End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) shall not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Target and its Subsidiaries in filing their Tax Returns.

(l)     Real  Property.  The  real  property known as 170 Sunport Lane, Orlando,
        --------------
Florida,  is  the only Real Property used or intended to be used in the business
                       -------------
of Target and its Subsidiaries; and none of Target or its Subsidiaries is a party to any agreement or option to purchase any other real property or interest therein.

(m)     Intellectual  Property.
        ----------------------
     (i) None of Target and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and such Seller has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Target and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of Target and its Subsidiaries in any material respect.
     (ii) With respect to each item of Intellectual Property included as an asset on Target's Most Recent Balance Sheet:

                    (A) Target and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction, except as specifically disclosed in the Notes to Target's Most Recent Financial Statements;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) none of Target and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                    (E) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                    (F) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

                    (G) none of Target and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                    (H) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by such Seller, Target or its Subsidiaries, including without limitation, a failure by such Seller, Target or its Subsidiaries to pay any required maintenance fees).

(n)     Tangible  Assets.  The  buildings,  machinery,  equipment,  and  other
        ----------------
tangible assets that Target and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(o)     Contracts.  With respect to each Material Contract: (i) the agreement is
        ---------
legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any material provision of the agreement; except that Target is currently in default under those Material Contracts identified in Section (o) of the Disclosure Schedule.

(p)     Notes  and  Accounts  Receivable.  All  notes and accounts receivable of
        --------------------------------
Target and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and shall be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Target and its Subsidiaries.

(q)     Powers  of  Attorney.  There  are  no  material  outstanding  powers  of
        --------------------
attorney  executed  on  behalf  of  any  of  Target  and  its  Subsidiaries.

(r)     Litigation.  Neither  Target  nor its Subsidiaries (i) is subject to any
        ----------
outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(s)     Product Warranty.  Substantially all of the products manufactured, sold,
        ----------------
leased, and delivered by Target and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of Target and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Target and its Subsidiaries. Substantially all of the products manufactured, sold, leased, and delivered by Target and its Subsidiaries are subject to standard terms and conditions of sale or lease.

(t)     Product Liability.  None of Target and its Subsidiaries has any material
        -----------------
liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of Target and its Subsidiaries.

(u)     Employees.  No  executive,  key  employee,  or  significant  group  of
        ---------
employees plans to terminate employment with any of Target and its Subsidiaries during the next 12 months. None of Target and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Target and its Subsidiaries has committed any material unfair labor practice. There are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of any of Target and its Subsidiaries.

(v)     Employee  Benefits.
        ------------------

     (i) Sec.4(v) of the Disclosure Schedule lists each Employee Benefit Plan that any of Target and its Subsidiaries maintains or to which any of Target and its Subsidiaries contributes or has any obligation to contribute.

                    (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                    (B) All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                    (C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                    (D) Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code Sec.401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and the Sellers are not aware of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

                    (E) The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any
Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder (determined in accordance with then current funding assumptions).

                    (F) Sellers have delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

          (ii) None of Target, its Subsidiaries, and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA Sec.4201), under or with respect to any Multiemployer Plan.

    (iii) None of Target and its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees of the Target or any of its Subsidiaries (or any spouse or other dependent thereof) other than in accordance with COBRA.

(w)     Guaranties.  None  of  Target  and  its  Subsidiaries  is a guarantor or
        ----------
otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

(x)     Environmental,  Health,  and  Safety  Matters.  Each  of  Target,  its
        ---------------------------------------------
Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements. None of Target, its Subsidiaries, or their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(y)     Business  Continuity.  None of the Systems that are used by or relied on
        --------------------
by Target and/or its Subsidiaries in the conduct of their respective businesses have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by Target or its Subsidiaries, and none of such Systems have been sold or transferred. Each of Target and its Subsidiaries is covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of Target's and its Subsidiaries' respective businesses.

(z)     Certain  Business  Relationships With Target and Its Subsidiaries.  None
        -----------------------------------------------------------------
of Sellers, their Affiliates, Sellers' directors, officers, employees, and shareholders and Target's and its Subsidiaries' directors, officers, employees, and shareholders have been involved in any material business arrangement or relationship with any of Target and its Subsidiaries within the past 12 months, and none of the Sellers, their Affiliates, Sellers' directors, officers, employees, and shareholders and Target's and its Subsidiaries' directors, officers, employees, and shareholders owns any material asset, tangible or intangible, which is used in the business of any of Target and its Subsidiaries.

(aa)     Disclosure.  The representations and warranties contained in this Sec.4
         ----------
do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Sec.4 not misleading.

(bb)     Customers  and  Suppliers.  Since  the  date of the Most Recent Balance
         -------------------------
Sheet, no material supplier of Target or any its Subsidiaries has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to Target or any of its Subsidiaries, and no material customer has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from Target or any of its Subsidiaries.

PRE-CLOSING  COVENANTS.  THE PARTIES AGREE AS FOLLOWS WITH RESPECT TO THE PERIOD
----------------------
BETWEEN  THE  EXECUTION  OF  THIS  AGREEMENT  AND  CLOSING.

          (g)     General.  Each  of the Parties shall use his or its reasonable
                  -------
best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sec.7 below).

          (h)     Notices  and  Consents.  Each Seller shall cooperate with each
                  ----------------------
of Target and its Subsidiaries to give any notices to third parties, and shall cooperate with each of Target and its Subsidiaries to use its reasonable best efforts to obtain any third party consents, referred to in Sec.4(c) above, the Lease Consents, and the items set forth in Sec.5(b) of the Disclosure Schedule. Each of the Parties shall (and Sellers shall cause each of Target and its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement.

          (i)     Operation  of Business.  Each Seller shall not cause or permit
                  ----------------------
any of Target and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, such Seller shall not cause or permit any of Target and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) or otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Sec.4(h) above.

          (j)     Preservation  of  Business.  Each  Seller  shall cause each of
                  --------------------------
Target and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

          (k)     Full  Access.  Each Seller shall permit, and such Seller shall
                  ------------
cause each of Target and its Subsidiaries to permit, representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Target and each of its Subsidiaries. Buyer shall treat and hold as such any Confidential Information it receives from any of Sellers, Target, and its Subsidiaries in the course of the reviews contemplated by this Sec.5(e), shall not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, shall return to such Seller, Target, and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

          (l)     Notice of Developments.  Each Seller shall give prompt written
                  ----------------------
notice to Buyer of any material adverse development causing a breach of any of the representations and warranties in Sec.4 above. Each Party shall give prompt written notice to the others of any material adverse development causing a breach of any of his, her, or its own representations and warranties in Sec.3 above.  No  disclosure by any Party pursuant to this Sec.5(f), however, shall be deemed  to  amend  or  supplement  Schedule  I,  Schedule  II, or the Disclosure
                                   -----------   ------------
Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (m)     Exclusivity.  No Seller shall (and each Seller shall not cause
                  -----------
or permit any of Target and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. No Seller shall vote his, her, or its Target Shares in favor of any such acquisition.

          (n)     Maintenance of Real Property and Equipment.  Each Seller shall
                  ------------------------------------------
cause each of Target and its Subsidiaries to maintain the Real Property and equipment, including all of the Improvements in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Real Property or any portion thereof, without the prior written consent of Buyer.

          (o)     Material Contracts.  Each Seller shall not cause or permit any
                  ------------------
Material Contract to be amended, modified, extended, renewed or terminated, nor shall such Seller permit Target or its Subsidiaries to enter into any new Material Contract, without the prior written consent of Buyer.

          (p)     Public  Reporting.  Buyer  shall  file with the Securities and
                  -----------------
Exchange Commission all reports required under the Securities Act and the Securities Exchange Act in a timely manner.

POST-CLOSING COVENANTS.  THE PARTIES AGREE AS FOLLOWS WITH RESPECT TO THE PERIOD
----------------------
FOLLOWING  CLOSING.

          (q)     General.  In case at any time after Closing any further action
                  -------
is necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Sec.8 below). Sellers acknowledge and agree that from and after Closing, Buyer shall be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to Target and its Subsidiaries.

          (r)     Litigation Support.  In the event and for so long as any Party
                  ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of Target and its Subsidiaries, each of the other Parties shall cooperate with him, her, or it and his, her, or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Sec.8 below).

          (s)     Transition.  No  Seller shall take any action that is designed
                  ----------
or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of Target and its Subsidiaries from maintaining the same business relationships with Target and its Subsidiaries after Closing as it maintained with Target and its Subsidiaries prior to Closing.

          (t)     Confidentiality.  Each Seller shall treat and hold as such all
                  ---------------
of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession. In the event that any Seller is requested or required pursuant to oral or written question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential

Information, that Seller shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Sec.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her, or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

          (u)     Exchange  Shares.  Each Exchange Share shall be imprinted with
                  ----------------
a  legend  substantially  in  the  following  form:

     The shares represented by this certificate were originally issued on __________, 2002, and have not been registered under the Securities Act of 1933, as amended. These shares may not be sold or transferred in the absence of registration or an exemption from registration under the Securities Act of 1933, as amended, and any applicable state securities laws.

Each holder desiring to transfer an Exchange Share first must furnish Buyer with
(i) a written opinion reasonably satisfactory to Buyer in form and substance from counsel reasonably satisfactory to Buyer by reason of experience to the effect that the holder may transfer the Exchange Share as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Buyer in form and substance agreeing to be bound by the restrictions on transfer contained herein.

          (v)     Return  to  Treasury.  Target  shall return to treasury all of
                  --------------------
the stock of Buyer beneficially owned by Target, and Buyer shall cancel such stock.

          (w)     Public  Reporting.  Each  Seller shall file in a timely manner
                  -----------------
all public reports and schedules required in connection with the transactions contemplated in this Agreement by the Securities and Exchange Commission pursuant to the Securities Act and the Securities Exchange Act, including, without limitation, any Form 3 or Schedule 13-D.

CONDITIONS  TO  OBLIGATION  TO  CLOSE.
-------------------------------------

          (x)     Conditions to Buyer's Obligation.  The obligation of the Buyer
                  --------------------------------
to each Seller to consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

     (i) the representations and warranties set forth in Sec.3(a) and Sec.4 above shall be true and correct in all material respects at and as of the Closing Date;
     (ii) such Seller shall have performed and complied with all of their covenants hereunder in all material respects through Closing;
     (iii) Target and its Subsidiaries shall have procured all of the third party consents specified in Sec.5(b) above;
     (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Buyer to own Target Shares and to control Target and its Subsidiaries, or (D) affect materially and adversely the right of any of Target and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);


     (v)  Buyer  shall  have  received the following from the Requisite Sellers:
          (A) original counterpart of the Exchange Agreement, duly executed on behalf of each Requisite Seller, and (B) all of the documents to be delivered by each Requisite Seller pursuant to Section 2(d), including all the documents to be delivered pursuant to this Section 7(a);
     (vi) Target shall have redeemed Nine Million Five Hundred Thousand (9,500,000) Target Shares from Nicolaas H. Van den Brekel at the price of $0.0001 per share (par value);
    (vii) all  actions  to  be  taken  by  such  Seller  in  connection  with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer;
   (viii) Such Seller shall deliver to Buyer an affidavit, under penalties of perjury, stating that Target is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Sec.1.897-2(h) so that Buyer is exempt from withholding any portion of the Purchase Price thereunder (the "FIRPTA Affidavit");
                                   -----------------
     (ix) Such Seller (except any individual) shall have delivered to Buyer copies of the certificate of incorporation of such Seller, certified on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of such Seller's incorporation, and copies of the certificate of good standing of such Seller, issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Seller's organization ;
     (x) Target shall have delivered to Buyer copies of the certificate of incorporation of Target and each Target Subsidiary, certified on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of Target and each Target Subsidiary, and copies of the certificate of good standing of Target and each Target Subsidiary, issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of Target and each Target Subsidiary, as the case may be, and of each jurisdiction in which Target and each Target Subsidiary is qualified to do business, as the case may be;
     (xi) Such Seller (except any individual) shall have delivered to Buyer a certificate of the secretary or an assistant secretary of such Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (A) the resolutions of the board of directors (or a duly authorized committee thereof) of such Seller authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (B) incumbency and signatures of the officers of such Seller executing this Agreement or any other agreement contemplated by this Agreement;
    (xii) Target shall have delivered to Buyer a certificate of the secretary or an assistant secretary of Target and Target Subsidiaries, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to no amendments since the date same were delivered to Buyer to (A) the Certificate of Incorporation of Target and its Subsidiaries; (B) the bylaws of Target and Target Subsidiaries; and (C) resolutions of the board of directors (or a duly authorized committee thereof) of the Target and Target Subsidiaries;
    (xiv) Buyer shall have obtained approval of this Agreement from its board of directors and shareholders in accordance with all Laws and its articles of incorporation and bylaws; and
     (xv) Target, on behalf of each Seller, shall have delivered to Buyer a certificate to the effect that each of the conditions specified below in Sec.7(b)(i)-(iv) is satisfied in all respects.

Buyer may waive any condition specified in this Sec.7(a), except the conditions set forth in Sec.7(a)(xiv) above, if it executes a writing so stating at or prior to Closing.

         (y) Conditions  to  Each Seller's Obligation.  Each Seller's obligation
             ----------------------------------------
to consummate the transactions to be performed by them in connection with Closing is subject to satisfaction of the following conditions:

     (i) the representations and warranties set forth in Sec.3(b) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;
     (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Buyer shall have performed and complied with all of such covenants in all respects through Closing;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (iv) the Parties, Target, and its Subsidiaries shall have received all material authorizations, consents, and approvals of governments and governmental agencies referred to in Sec.3(a)(ii), Sec.3(b)(ii), and Sec.4(c) above;
     (v) Target shall have redeemed Nine Million Five Hundred Thousand (9,500,000) Target Shares from Nicolaas H. Van den Brekel at the price of $0.0001 per share (par value);
     (vi) Buyer shall have obtained approval of this Agreement from its shareholders in accordance with all Laws and its articles of incorporation and bylaws and delivered to each Seller a copy of the Exchange Agreement duly executed by Buyer; and
     (vii) Buyer shall have delivered to such Seller a certificate to the effect that each of the conditions specified above in Sec.7(a)(i)-(xiv) is satisfied in all respects.
Each Seller, hereby appoints Target as such Seller's attorney-in-fact to execute and deliver to Buyer a certificate regarding the satisfaction of the foregoing conditions set forth in this Section 0(y), as provided in Section 0(x)(xii) above.
REMEDIES  FOR  BREACHES  OF  THIS  AGREEMENT.
--------------------------------------------

          (z)     Survival  of  Representations  and  Warranties.  All  of  the
                  ----------------------------------------------
representations and warranties of the Parties contained in this Agreement (including, without limitation, the representations and warranties of the Parties contained in Sec.3 and Sec.4 above) shall survive Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until 30 days following the expiration of the applicable statutes of limitations (including any extension thereto).

          (aa)     Indemnification  Provisions  for  Buyer's  Benefit.
                   --------------------------------------------------

     (i) In the event any Seller breaches any of his, her, or its representations, warranties, and covenants contained herein (other than the covenants in Sec.2(a) above), and provided that Buyer makes a written claim for indemnification against such Seller pursuant to Sec.11(h) below within the survival period (if there is an applicable survival period pursuant to Sec.8(a) above) then such Seller shall be obligated to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that (A) Sellers shall not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of Sellers contained in Sec.4 above until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $10,000.00 aggregate deductible to be applied proportionately to each Seller's liability (after which point Sellers shall be obligated only to indemnify Buyer from and against further such Adverse Consequences) and (B) there shall be an aggregate ceiling on the obligation of such Seller to indemnify Buyer from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by breaches of the representations and warranties of such Seller contained in this Agreement equal to the greater of (i) total value of such Sellers' Target Shares at Closing based upon the net value of the assets of Target at Closing, or (ii) the value of the Exchange Shares issued to such Seller at the time of the written claim for indemnification.
     (ii) In the event any Seller breaches any of his, her, or its covenants in Sec.2(a) above and provided that Buyer makes a written claim for indemnification against such Seller pursuant to Sec.11(h) below within the survival period (if there is an applicable survival period pursuant to Sec.8(a) above), then such Seller shall indemnify Buyer from and against the entirety of any Adverse Consequences Buyer shall suffer (including any Adverse Consequences Buyer shall suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

               (bb)     Indemnification  Provisions for Sellers' Benefit. In the
                        ------------------------------------------------
event Buyer breaches any of its representations, warranties, and covenants contained herein and provided that any Seller makes a written claim for indemnification against Buyer pursuant to Sec.11(h) below within the survival period (if there is an applicable survival period pursuant to Sec.8(a) above), then Buyer agrees to indemnify each Seller from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

              (cc)     Matters  Involving  Third  Parties.
                       ----------------------------------

     (i)     If any third party shall notify any Party (the "Indemnified Party")
                                                             -----------------
          with respect to any matter (a "Third Party Claim") which may give rise
                                         -----------------
          to a claim for indemnification against any other Party (the "Indemnifying Party") under this Sec.8, then the Indemnified Party
           -------------------
          shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.
     (ii) Any Indemnifying Party shall have the right to assume the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.
     (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Sec.8(d)(ii) above, (A) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).
     (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Sec.8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties shall remain responsible for any Adverse Consequences the

          Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Sec.8.

          (dd)     Determination  of  Adverse  Consequences.  Indemnification
                   ----------------------------------------
payments  under  this  Sec.8  and  Sec.9 shall be paid by the Indemnifying Party without reduction for any Tax Benefits available to the Indemnified Party. However, to the extent that the Indemnified Party recognizes Tax Benefits as a result of any Adverse Consequences, the Indemnified Party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payment or payments actually received from the Indemnifying Party with respect to such Adverse Consequences) to the Indemnifying Party as such Tax Benefits are actually recognized by the Indemnified Party. For this purpose, the Indemnified Party shall be deemed to recognize a tax benefit ("Tax Benefit") with respect to
                                                   -----------
a taxable year if, and to the extent that, the Indemnified Party's cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to the Adverse Consequences from all taxable years, exceeds the Indemnified Party's actual cumulative liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the Adverse Consequences for all taxable years (to the extent permitted by relevant Tax law and treating such Tax items as the last items claimed for any taxable year). The Parties shall make appropriate adjustments for insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Sec.8. All indemnification payments under this Sec.8 and Sec.9 shall be deemed adjustments to the Purchase Price.

          (ee)     Exclusive  Remedy.  Buyer  and Sellers acknowledges and agree
                   -----------------
that the foregoing indemnification provisions in this Sec.8 shall be the exclusive remedy of Buyer and Sellers with respect to Target, its Subsidiaries, and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer and Sellers hereby waive any statutory, equitable, or common law rights or remedies relating to any environmental matters, including without limitation any such matters arising under any Environmental, Health, and Safety Requirements and including without limitation any arising under CERCLA. Each Seller hereby agrees that he, she, or it shall not make any claim for indemnification against any of Target and its Subsidiaries by reason of the fact that he, she, or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

TAX  MATTERS.  THE  FOLLOWING  PROVISIONS  SHALL  GOVERN  THE  ALLOCATION  OF
------------
RESPONSIBILITY AS BETWEEN BUYER AND SELLERS FOR CERTAIN TAX MATTERS FOLLOWING CLOSING DATE:

          (ff)     Responsibility  for  Filing Tax Returns.  Buyer shall prepare
                   ---------------------------------------
or caused to be prepared and file or caused to be filed all Income Tax Returns for Target and its Subsidiaries which are filed after the Closing Date.

          (gg)     Cooperation  on  Tax  Matters.
                   -----------------------------

     (i) Buyer, the Target and its Subsidiaries and each Seller shall cooperate fully, as and to the extent reasonably requested by any Party, in connection with the filing of Tax Returns pursuant to this Sec.9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
     (ii) Buyer and each Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).
     (iii) Buyer and each Seller further agree, upon request, to provide any other Party with all information that such Party may be required to report pursuant to Code Sec.6043 and all Treasury Regulations promulgated thereunder.

          (hh)     Tax  Sharing  Agreements.  All  Tax  sharing  agreements  or
                   ------------------------
similar agreements with respect to or involving Target and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Target and its Subsidiaries shall not be bound thereby or have any liability thereunder.

          (ii)     Certain  Taxes  and  Fees.  All transfer, documentary, sales,
                   -------------------------
use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by Buyer.

TERMINATION.
-----------

          (jj)     Termination  of  Agreement.  Certain  of  the  Parties  may
                   --------------------------
terminate  this  Agreement  as  provided  below:

     (i) Buyer and Requisite Sellers may terminate this Agreement by mutual written consent at any time prior to Closing;
     (ii) Buyer may terminate this Agreement by giving written notice to all Sellers at any time prior to Closing (A) in the event any Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified such Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if Closing shall not have occurred on or before the Closing Date, as may be extended, by reason of the failure of any condition precedent under Sec.7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and
     (iii) Requisite Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if Closing shall not have occurred on or before the Closing Date, as may be extended, by reason of the failure of any condition precedent under Sec.7(b) hereof (unless the failure results primarily from any

          Seller breaching any representation, warranty, or covenant contained in this Agreement).

          (kk)     Effect  of  Termination.  If  any  Party  terminates  this
                   -----------------------
Agreement pursuant to Sec.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Sec.5(e) above shall survive termination.

ACKNOWLEDGEMENTS.  EACH  PARTY HEREBY ACKNOWLEDGES THAT SUCH PARTY HAS KNOWLEDGE
----------------
OF  THE  FOLLOWING  FACTS  AND  CIRCUMSTANCES:

          (ll)     Related  Parties.  Buyer  and  Target share common control in
                   ----------------
that Nicolaas H. Van den Brekel and Mark L. Mroczkowski are each officers and directors of both Buyer and Target, and their respective Subsidiaries.

          (mm)     Benefit  to  Officers  and  Directors.  The  officers  and
                   -------------------------------------
directors of Buyer own Target Shares, and thereby seek to gain a personal benefit from this Agreement, as follows:


NAME                               TARGET SHARES         EXCHANGE  SHARES

Nicolaas  H.  Van  den  Brekel     4,000,000             4,000,000
Mark  L.  Mroczkowski                457,000               457,000

Each of the foregoing officers and directors of Buyer currently own common shares of Buyer as set forth in each such Party's Schedule 13-D filed with the Securities and Exchange Commission on April 17, 2002, and April 16, 2002, respectively.

          (nn)     Legal  Representation.  EACH PARTY HERETO HEREBY ACKNOWLEDGES
                   ---------------------
THAT  BUYER  HAS  BEEN  REPRESENTED  BY  LEE,  GODDARD  &  DUFFY  LLP ("LGD") IN
                                                                        ---
CONNECTION WITH THIS AGREEMENT, THAT LGD DID NOT REPRESENT ANY SELLER, TARGET OR ITS SUBSIDIARIES, AND THAT EACH SELLER, TARGET AND ITS SUBSIDIARIES HAVE BEEN ADVISED TO AND HAVE OBTAINED INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, EACH SELLER HEREBY ACKNOWLEDGES THAT TARGET IS BEING REPRESENTED BY LGD REGARDING THE BUSINESS OF TARGET AND MATTERS UNRELATED TO THIS AGREEMENT. EACH SELLER HEREBY WAIVES ANY CONFLICT OF INTEREST THAT MAY NOW OR HEREINAFTER ARISE AS A RESULT OF LGD'S REPRESENTATION OF BUYER IN CONNECTION WITH THIS AGREEMENT AND LGD'S REPRESENTATION OF BUYER AND TARGET IN UNRELATED MATTERS.

MISCELLANEOUS.
-------------

          (oo)     Nature  of  Certain  Obligations.
                   --------------------------------

     (i) The covenants of each Seller in Sec.2(a) above concerning the sale of his, her, or its Target Shares to Buyer and the representations and warranties of each Seller in Sec.3(a) above concerning the transaction are individual obligations. This means that the particular Seller making the representation, warranty, or covenant shall be solely responsible to the extent provided in Sec.8 above for any Adverse Consequences Buyer may suffer as a result of any breach thereof.
     (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint obligations. This means that each Seller shall be responsible to the extent provided in Sec.8 above for his, her, or its Allocable Portion of any Adverse Consequences

     Buyer  may  suffer  as  a  result  of  any  breach  thereof.

          (pp)     Press  Releases  and  Public  Announcements.  No  Party shall
                   -------------------------------------------
issue an ypress release or make any public announcement relating to the subject matter of this Agreement prior to Closing without the prior written approval of Buyer and Requisite Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party shall use its reasonable best efforts to advise the other Parties prior to making the disclosure). Each Seller and Buyer hereby acknowledge and agree that Buyer, upon execution of this Agreement, shall issue a press release regarding the general terms of this Agreement in accordance with Regulation FD.

          (qq)     No  Third-Party  Beneficiaries.  This  Agreement  shall  not
                   ------------------------------
confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (rr)     Entire  Agreement.  This  Agreement  (including the documents
                   -----------------
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

          (ss)     Succession  and  Assignment.  This Agreement shall be binding
                   ---------------------------
upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Requisite Sellers; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (tt)     Counterparts.  This  Agreement may be executed in one or more
                   ------------
counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (uu)     Headings.  The  section  headings contained in this Agreement
                   --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (vv)     Notices.  All  notices,  requests, demands, claims, and other
                   -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

     If to Sellers: [Seller's Name]
                     c/o  Brekel  Group,  Inc.
                     170  Sunport  Lane
                     Suite  900
                     Orlando,  Florida  33549
                     Attn:  Secretary

     If to Buyer:    Sequiam Corporation.      Copy to: Lee, Goddard &
                     Duffy,  LLP
                     300  Sunport  Lane                 18500 Von Karman Ave.,
                     Orlando,  Florida  32809           Suite  700
                     Attn: Mr. Nicolas H. VandenBrekel  Irvine, California 92612
                     Tel.  407/240-1414                 Attn: Mr. Raymond A. Lee
                     Fax:  407/  240-1431               Tel.  949/253-0500
                     Fax:  949/253-0505

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (ww)     Governing  Law.  This  Agreement  shall be governed by and
                  --------------
construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          (xx)     Amendments  and  Waivers.  No  amendment  of any provision of
                   ------------------------
this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Requisite Sellers. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (yy)     Severability.  Any  term  or provision of this Agreement that
                   ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (zz)     Expenses.  Each  of  Buyer,  Sellers,  Target,  and  its
                   --------
Subsidiaries shall bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (aaa)     Construction.  The  Parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word
"including"  shall  mean  including  without  limitation.

          (bbb)     Incorporation  of  Exhibits,  Annexes,  and  Schedules.  The
                    ------------------------------------------------------
Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (ccc)     Governing  Language.  This Agreement has been negotiated and
                    -------------------
executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

                                     * * * *

                    [signatures begin on the following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

"BUYER"

SEQUIAM  CORPORATION,
A  CALIFORNIA  CORPORATION


By:
   -----------------------------------------------
     Nicolaas H. Van den Brekel, President


Stock Exchange Agreement
Sequiam Corporation and Shareholders of Brekel Group, Inc.         June 17, 2002
Signature of Nicolaas H. Van den Brekel

Stock Exchange Agreement
Sequiam Corporation and Shareholders of Brekel Group, Inc.         June 17, 2002
Signature of Brian Liotta

                                   SCHEDULE I

  EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES CONCERNING TRANSACTION

1.   Name  of  Seller:

2.   Accredited Investor.  The Seller is an "accredited investor" as that term
     -------------------
     is defined in Regulation D promulgated under the Securities Act by virtue of being (initial all applicable responses):

_______ A SMALL BUSINESS INVESTMENT COMPANY LICENSED BY THE U.S. SMALL BUSINESS ADMINISTRATION UNDER THE SMALL BUSINESS INVESTMENT COMPANY ACT OF 1958,

_______ A BUSINESS DEVELOPMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940,

_______ A NATIONAL OR STATE-CHARTERED COMMERCIAL BANK, WHETHER ACTING IN AN INDIVIDUAL OR FIDUCIARY CAPACITY,

_______   AN  INSURANCE  COMPANY  AS  DEFINED IN SECTION 2(13) OF THE SECURITIES
          ACT,

_______   AN  INVESTMENT  COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF
          1940,

_______ AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, WHERE THE INVESTMENT DECISION IS MADE BY A PLAN FIDUCIARY, AS DEFINED IN SECTION 3(21) OF SUCH ACT, WHICH IS EITHER A BANK, INSURANCE COMPANY, OR REGISTERED INVESTMENT ADVISOR, OR AN EMPLOYEE BENEFIT PLAN WHICH HAS TOTAL ASSETS IN EXCESS OF $5,000,000,

_______   A  PRIVATE  BUSINESS  DEVELOPMENT  COMPANY  AS  DEFINED  IN  SECTION
          202(A)(22)  OF  THE  INVESTMENT  ADVISORS  ACT  OF  1940,

_______ AN ORGANIZATION DESCRIBED IN SECTION 501(C)(3) OF THE INTERNAL REVENUE CODE, A CORPORATION OR A PARTNERSHIP WITH TOTAL ASSETS IN EXCESS OF $5,000,000,

_______ A NATURAL PERSON (AS OPPOSED TO A CORPORATION, PARTNERSHIP, TRUST OR OTHER LEGAL ENTITY) WHOSE NET WORTH, OR JOINT NET WORTH TOGETHER WITH HIS/HER SPOUSE, EXCEEDS $1,000,000,

_______ ANY TRUST, WITH TOTAL ASSETS IN EXCESS OF $5,000,000, NOT FORMED FOR THE SPECIFIC PURPOSE OF ACQUIRING THE SECURITIES OFFERED, WHOSE PURCHASE IS DIRECTED BY A SOPHISTICATED PERSON AS DESCRIBED IN SECTION 506(B)(2)(II) OF REGULATION D,

_______ A NATURAL PERSON (AS OPPOSED TO A CORPORATION, PARTNERSHIP, TRUST OR OTHER LEGAL ENTITY) WHOSE INDIVIDUAL INCOME WAS IN EXCESS OF $200,000 IN EACH OF THE TWO MOST RECENT YEARS (OR WHOSE JOINT INCOME WITH SUCH PERSON'S SPOUSE WAS AT LEAST $300,000 DURING SUCH YEARS) AND WHO REASONABLY EXPECTS AN INCOME IN EXCESS OF SUCH AMOUNT IN THE CURRENT YEAR, OR

_______ A CORPORATION, PARTNERSHIP, TRUST OR OTHER LEGAL ENTITY (AS OPPOSED TO A NATURAL PERSON) AND ALL OF SUCH ENTITY'S EQUITY OWNERS FALL INTO ONE
                            -------
          OR  MORE  OF  THE CATEGORIES  ENUMERATED  ABOVE;


                               SCHEDULE I

3. Exceptions: (please explain each exception with reference to the particular section of the Agreement wherein the representation or warranty is made, i.e. Sec.3(a)(i). Use additional pages if necessary. Attach any supporting or explanatory documentation. If none, state "None.")


--------------------------------------------------------------------------------

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"SELLER"



-----------------------------------
Print  Name:
            -------------------------


                               SCHEDULE I - Page 2

                                   SCHEDULE II

 "EXCEPTIONS TO BUYER'S' REPRESENTATIONS AND WARRANTIES CONCERNING TRANSACTION"

(f)(I)  Amendment  to  Bylaws.
        ---------------------

Sequiam Corporation has or will present to its shareholders for approval an amendment to its Bylaws as follows:

WHEREAS, Section 11 of the Bylaws of the Corporation read as follows:

Section  11.  Informal  Action  by  Shareholders:

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                  SCHEDULE II

                                  SCHEDULE III

                              "DISCLOSURE SCHEDULE"

      (EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES CONCERNING TARGET AND ITS
                                  SUBSIDIARIES)

4(A)  Officers  and  Directors  of  Target  and  Griffin  Publishing Group, Inc.
      --------------------------------------------------------------------------

Target
------

Nicolaas H. Van den Brekel, Director, Chairman of the Board, President and CEO Mark L. Mroczkowski, Director, Senior Vice President, Secretary and Treasurer John Lopiano, Director
Richard  Trapilo,  Director
Jerald  Rachfal,  Director

Griffin
-------

Nicolaas  H.  Van  den  Brekel,  Director,  Chairman  of  the  Board,  President
Mark  L.  Mroczkowski,  Director,  Secretary

0(B)/  0(H)(X)  Options
                -------

Anthony Bruno holds the right to convert that certain Promissory Note -- Payable on Demand made by Target payable to Anthony Bruno in the principal amount of $75,000, into 75,000 common shares of Target.

0(M)(II)(C)/  0(O)/  4(R)     Threatened  Breach  of  Contract
                              --------------------------------

On or about May 20, 2002, Brekel Group received notice of potential litigation regarding Brekel Group's performance obligations under that certain Agreement and Plan of Merger with Daniel R. Wilson and Robert M. Howland pursuant to which Brekel Group acquired Griffin Publishing Group, Inc.


4(O)  Material  Contracts  in  Default
      --------------------------------

1. Six Equipment Lease Agreements with Heaidelberg Print Finance Americas, Inc., dated as follows: June 14, 2001, June 20, 2001, August 28, 2001, June 20, 2001 and November 29, 2001
2.  Building  Lease  agreement with East Group Properties, LP, dated May 1, 2001


4(V)  Employee  Benefit  Plans
      ------------------------

FirstPublish,  Inc.  2000  Stock  Incentive  Plan

(h)  Notices  and  Consents  (None)
     ----------------------


                              SCHEDULE III - Page 1

                                    Exhibit A

                         "BUYER'S FINANCIAL STATEMENTS"




                                    Exhibit A

                                    Exhibit B

                         "TARGET'S FINANCIAL STATEMENTS"




                                    Exhibit B

                                    EXHIBIT C

                                 CLOSING AGENDA




                                    Exhibit B